UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2014 (April 10, 2014)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 10, 2014, CONSOL Energy Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) among the Company, the subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell $1.6 billion in aggregate principal amount of the Company’s 5.875% senior notes due 2022 (the “Notes”). The Notes are guaranteed on a senior and unsecured basis (the “Guarantees”) by each of the Guarantors.

The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. The closing of the issuance and sale of the Notes occurred on April 16, 2014.

The Purchase Agreement contains customary covenants, representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement, described below, relating to the Notes.

A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto, and is incorporated herein by reference. The description of the Purchase Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

The Notes and Guarantees were issued pursuant to an indenture (the “Indenture”), dated April 16, 2014, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes accrue interest from April 16, 2014 at a rate of 5.875% per year. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2014. The Notes mature on April 15, 2022.

The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Company may incur. The Guarantees rank equally in right of payment to all of the Guarantors’ existing and future senior indebtedness

On or after April 15, 2017, the Company may redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), beginning on April 15 of the years indicated:

Year	Percentage
2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

Prior to April 15, 2017, the Company may on one or more occasions redeem up to 35% of the principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price equal to 105.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, as long as at least 65% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Company and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within than 180 days after the date of the closing of the equity offering.

At any time or from time to time prior to April 15, 2017, the Company may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, as defined in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains covenants that will limit the ability of the Company and the Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem the Company’s common stock or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) covenant defaults, (iv) cross-defaults to certain indebtedness and (v) certain events of bankruptcy or insolvency with respect to the Company or any of the Guarantors. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

The Indenture also permits us to spin off, by way of a stock dividend, a majority of the voting securities of a subsidiary that holds all or substantially all of our oil and natural gas properties or our coal reserves and related assets, subject to compliance with certain conditions, including compliance with a leverage test and provided that no default or event of default has occurred or would result from such dividend. If we elect to distribute to our shareholders the voting stock of our subsidiary that holds our oil and natural gas properties (as opposed to our coal properties), then that subsidiary will assume all of the obligations of the Company under the Notes and the Indenture, and we will have no further liability with respect to the Notes or the Guarantees.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreements

On April 16, 2014, in connection with the closing of this offering of the Notes, the Company and the Guarantors entered into a registration rights agreement with the Representatives. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act so as to permit the exchange offer to be consummated no later than the 400th day following the issuance of the Notes. Under specified circumstances, the Company and the Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Company is required to pay additional interest (initially 1.0%, which amount will increase annually) if it fails to comply with the obligations to consummate the exchange offer or to cause a shelf registration statement relating to resales of the Notes to become effective within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2014, the Company issued a press release announcing the closing of its private placement of $1.6 billion of its 5.875% senior notes due 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Purchase Agreement, dated as of April 10, 2014, among CONSOL Energy Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named therein.

4.1	Indenture, dated as of April 16, 2014, among CONSOL Energy Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 16, 2014, among CONSOL Energy Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named therein.

99.1	Press Release, dated as of April 16, 2014, announcing the closing of the notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: April 16, 2014

Exhibit Index

Exhibit Number	Description of the Exhibit

1.1	Purchase Agreement, dated as of April 10, 2014, among CONSOL Energy Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named therein.

4.1	Indenture, dated as of April 16, 2014, among CONSOL Energy Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 16, 2014, among CONSOL Energy Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named therein.

99.1	Press Release, dated as of April 16, 2014, announcing the closing of the notes offering.